SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2022

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court, E., Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Appointment of Blake N. Schroeder as Director

On January 6, 2022, the record holder of 500,000 shares of AXIM Biotechnologies, Inc. (the “Company”) Series C Preferred Stock, representing 100% of the 500,000 shares of Series C Preferred Stock issued and outstanding, which shares are entitled to cast a vote for election of up to four (4) Series C Directors, whether by shareholder meeting (annual or special) or by written consent, acting pursuant to Section 78.320 of the Nevada Revised Statutes and Article III, Section 3 of the Company’s Amended and Restated Bylaws, consented by written consent in lieu of a meeting appointing Blake N. Schroeder to fill the director seat vacated by the resignation of Mauricio Javier Gatto-Bellora.

Mr. Blake N. Schroeder, 42, began his career with a commercial litigation law firm in Salt Lake City, Utah. Beginning in 2008, Schroeder focused on the sale and marketing of natural products and opening international marketplaces to those products. From 2008 to 2014 Mr. Schroeder served in various capacities at MonaVie, LLC developing international business plans and growing international businesses.  From August 2014 to February 2016, Mr. Schroeder served as the Chief Operating Officer of Forevergreen International, where he was responsible for global operation and sales of the multinational organization, including oversight of a global supply chain.  From 2021 to the present, Mr. Schroeder has served as the Chief Executive Officer and Chairman of the Board of Medical Marijuana, Inc.  From 2016 to the present, Mr. Schroeder serves as the chief executive officer of Kannaway USA, LLC, a wholly owned subsidiary of Medical Marijuana, Inc.  Medical Marijuana, Inc. is one of the Company’s largest shareholders holding approximately 16.4% of the Company’s common stock, as of January 10, 2022.  Mr. Schroeder holds a B.S. in Finance from Utah State University and a law degree from Syracuse University College of Law.

There are no arrangements or understandings between Mr. Schroeder and any other person pursuant to which Mr. Schroeder was appointed as a director of the Company. Mr. Schroeder is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no familial relationships between Mr. Schroeder and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.
Dated: January 11, 2022	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer